Exhibit 99.1

Media	Investors
Kevin Chamberlain	Christopher Oltmann
(818) 746-2877	(818) 746-2046

PennyMac Mortgage Investment Trust Announces Proposed Private Placement of Exchangeable Senior Notes

Moorpark, CA April 23, 2013 — PennyMac Mortgage Investment Trust (NYSE: PMT) (“PMT”) today announced that its indirect wholly-owned subsidiary, PennyMac Corp., plans to make a private offering of $200 million aggregate principal amount of its Exchangeable Senior Notes due 2020 (the “Notes”). The initial purchasers will have a 30-day option from the date of the offering to purchase up to an additional $30 million aggregate principal amount of Notes from PennyMac Corp.  The Notes will be offered only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act.

The Notes will be fully and unconditionally guaranteed by PMT and exchangeable for PMT’s common shares of beneficial interest (“Common Shares”) at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.  The interest rate, exchange rate and other terms of the Notes will be determined at the time of pricing of the offering.  The Notes will be PennyMac Corp.’s senior unsecured obligations and will rank equally with all of its present and future senior unsecured debt and senior to any future subordinated debt.

The net proceeds from the offering are intended to be used to fund the business and investment activities of PMT and its subsidiaries, which may include the acquisition of distressed mortgage loans or other investments; the funding of the continued growth of its correspondent lending business, including the purchase of jumbo loans; the repayment of other indebtedness; and for general corporate purposes.

Neither the Notes nor the Common Shares issuable upon exchange of the Notes will be registered under the Securities Act.  Neither the Notes nor the Common Shares issuable upon exchange of the Notes may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.  It is issued pursuant to Rule 135c under the Securities Act.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a mortgage real estate investment trust that invests primarily in residential mortgage loans and mortgage-related assets. PMT trades on the New York Stock Exchange under the symbol “PMT” and is externally managed by PNMAC Capital Management, LLC, a wholly owned subsidiary of Private National Mortgage Acceptance Company, LLC.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, PMT’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to:  changes in general business, economic, market and employment conditions from those expected; continued declines in residential real estate and disruption in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in residential mortgage loans and mortgage-related assets that satisfy PMT’s investment objectives and investment strategies; changes in PMT’s investment or operational objectives and strategies, including any new lines of business; the concentration of credit risks to which PMT is exposed; the availability, terms and deployment of short-term and long-term capital; unanticipated increases in financing and other costs, including a rise in interest rates; the performance, financial condition and liquidity of borrowers; increased rates of delinquency or decreased recovery rates on PMT’s investments; increased prepayments of the mortgage and other loans underlying PMT’s investments; changes in regulations or the occurrence of other events that impact the business, operation or prospects of government sponsored enterprises; changes in government support of homeownership; changes in governmental regulations, accounting treatment, tax rates and similar matters; and PMT’s ability to satisfy complex rules in order to qualify as a REIT for U.S. federal income tax purposes. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by PMT with the Securities and Exchange Commission from time to time. PMT undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.